As filed with the Securities and Exchange Commission on September 27, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-2857434
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

520 Madison Avenue

New York, NY 10022

(Address of Principal Executive Offices)

CA, Inc. 2012 Compensation Plan for Non-Employee Directors

(Full Title of the Plan)

Michael C. Bisignano

Executive Vice President, General Counsel and Corporate Secretary

CA, Inc.

520 Madison Avenue

New York, NY 10022

(Name and Address of Agent for Service)

(800) 225-5224

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (3)	Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (5)
Deferred Stock Obligations (1)	450,000 units	$33.15	$14,917,500	$1,729
Common Stock, par value $0.10 per share, together with associated right to purchase shares of Series One Junior Participating Preferred Stock, Class A, without par value (2)	450,000 shares	$33.15	$14,917,500	$0

(1)	The Deferred Stock Obligations are unsecured deferred compensation obligations of CA, Inc. (the “Registrant”) incurred in connection with a non-employee director’s deferral of annual director fees in accordance with the terms of the CA, Inc. 2012 Compensation Plan for Non- Employee Directors, as amended (the “Plan”), which obligations will be settled in shares of common stock, par value $0.10 per share (“Common Stock”), after the director terminates service with the Registrant’s Board of Directors (the “Deferred Stock Obligations”).
(2)	Each share of Common Stock includes one right to purchase the Registrant’s Series One Junior Participating Preferred Stock, Class A, without par value. No separate consideration is payable for such rights.
(3)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers additional units of Deferred Stock Obligations and shares of Common Stock that may become issuable under the Plan by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of Common Stock. The 450,000 shares of Common Stock to be registered represent shares that will be issued to Plan participants in satisfaction of Deferred Stock Obligations under the terms of the Plan.
(4)	Estimated solely for purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Registrant’s Common Stock on the NASDAQ Global Select Market on September 26, 2017.
(5)	Pursuant to Rule 457(i) under the Securities Act of 1933, as amended, the registration fee is calculated solely on the basis of the proposed offering price of the Deferred Stock Obligations, which convert to shares of the Registrant’s Common Stock at distribution under the terms of the Plan.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (the “Registration Statement”) is being filed in order to register (a) an additional 450,000 units of obligations (the “Deferred Stock Obligations”) of CA, Inc., a Delaware corporation (the “Registrant”), to issue shares of its common stock, par value $0.10 per share (“Common Stock”) in the future in connection with the deferred payment of annual director fees that are deferred by or on behalf of eligible directors under the terms of the CA, Inc. 2012 Compensation Plan for Non- Employee Directors, as amended (the “Plan”) and (b) an additional 450,000 shares of Common Stock, together with associated right to purchase shares of Series One Junior Participating Preferred Stock, Class A, without par value (the “Series One Junior Participating Preferred Stock, Class A”) that may be issued under the Plan, which are securities of the same class and relate to the same employee benefit plan as those obligations and shares registered on the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on September 5, 2012 (Registration No. 333-183731), which is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates herein by reference the following documents filed with the Commission:

(a)	The Registrant’s annual report on Form 10-K for its fiscal year ended March 31, 2017;

(b)	The Registrant’s quarterly report on Form 10-Q for its fiscal quarter ended June 30, 2017;

(c)	The Registrant’s current reports on Form 8-K filed with the Commission on June 28, 2017 and August 11, 2017;

(d)	The description of the Registrant’s Common Stock, outlined in the Registrant’s Registration Statement on Form 8-A filed on February 17, 1982 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which in turn incorporates by reference the description in the Registrant’s Registration Statement on Form S-1 (Registration No. 2-74618) filed under the Securities Act of 1933, as amended (the “Securities Act”), as amended by the Registrant’s Registration Statement on Form 8-A/A filed on April 28, 2008 and any amendment thereof or other report that updates such description; and

(e)	The description of the Registrant’s rights to purchase shares of Series One Junior Participating Preferred Stock, Class A outlined in the Registrant’s Registration Statement on Form 8-A filed on December 1, 2015 under the Exchange Act, which in turn incorporates by reference the Registrant’s current report on Form 8-K filed on December 1, 2015.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in the Incorporated Documents shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Documents modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under Items 2.02 or 7.01 of Form 8-K be deemed incorporated by reference herein, unless such Form 8-K expressly provides to the contrary.

Item 5. Interests of Named Experts and Counsel.

Kristen W. Prohl, who rendered the opinion as to the legality of the Deferred Stock Obligations and Common Stock to be issued pursuant to this Registration Statement, is employed by the Registrant as Senior Vice President, Corporate Law & Assistant Corporate Secretary. Ms. Prohl is the beneficial owner of shares of the Registrant’s Common Stock.

Item 8. Exhibits.

Exhibit Number	Description

4.1*	Restated Certificate of Incorporation (filed as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on March 9, 2006).

4.2*	By-laws, as amended (filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on May 8, 2015).

4.3*	Stockholder Protection Rights Agreement, dated as of November 30, 2015, between the Registrant and Computershare Trust Company, N.A., as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock, Class A of the Registrant (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 1, 2015).

5.1	Opinion of Kristen W. Prohl, Esq.

15.1	Accountants’ Acknowledgment Letter.

23.1	Consent of KPMG LLP.

23.2	Consent of Kristen W. Prohl, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney.

99.1*	CA, Inc. 2012 Compensation Plan for Non-Employee Directors, as amended (included as Exhibit A to the Registrant’s Definitive Proxy Statement filed on June 22, 2017).

*Incorporated by reference.

INDEX TO EXHIBITS

Exhibit Number	Description

4.1*	Restated Certificate of Incorporation (filed as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on March 9, 2006).

4.2*	By-laws, as amended (filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on May 8, 2015).

4.3*	Stockholder Protection Rights Agreement, dated as of November 30, 2015, between the Registrant and Computershare Trust Company, N.A., as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock, Class A of the Registrant (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 1, 2015).

5.1	Opinion of Kristen W. Prohl, Esq.

15.1	Accountants’ Acknowledgment Letter.

23.1	Consent of KPMG LLP.

23.2	Consent of Kristen W. Prohl, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney.

99.1*	CA, Inc. 2012 Compensation Plan for Non-Employee Directors, as amended (included as Exhibit A to the Registrant’s Definitive Proxy Statement filed on June 22, 2017).

*Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 27, 2017.

CA, Inc.

By:	/s/ Michael P. Gregoire
Michael P. Gregoire
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael P. Gregoire Michael P. Gregoire	Chief Executive Officer and Director (Principal Executive Officer)	September 27, 2017

/s/ Kieran J. McGrath Kieran J. McGrath	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 27, 2017

/s/ Anthony J. Radesca Anthony J. Radesca	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	September 27, 2017

* Jens Alder	Director	September 27, 2017

* Raymond J. Bromark	Director	September 27, 2017

* Rohit Kapoor	Director	September 27, 2017

* Jeffrey G. Katz	Director	September 27, 2017

* Kay Koplovitz	Director	September 27, 2017

* Christopher B. Lofgren	Director	September 27, 2017

* Richard Sulpizio	Director	September 27, 2017

* Laura S. Unger	Director	September 27, 2017

* Arthur F. Weinbach	Director	September 27, 2017

*By:	/s/ Kristen W. Prohl
Kristen W. Prohl
Attorney-in-Fact